Exhibit 99.1

The All New Crackle Plus

Leading free AVOD service in the U.S.


Spotlight Channel
Spider-Man 3
Men in Black
Sony Crackle Originals Channel
StartUp
Snatch
Action Channel
Resident Evil: The Final
Battle Los Angeles

10M
MONTHLY ACTIVE USERS
PLUS AD REP NETWORK

26M+
REGISTERED USERS

38K+
COMBINED HOURS OF PROGRAMMING

1.3B+
MINUTES STREAMED IN JANUARY 2019

90+
CONTENT PARTNERSHIPS

100+
VOD NETWORKS

A Clear Strategic Fit

SONY PICTURES TELEVISION + Chicken Soup for the Soul Entertainment

Scaled direct-to-consumer offering

- Monthly audience of nearly 10 million active users on owned-and-operated networks
- Plus, millions more on ad rep network
- 7 online networks: Crackle, Popcornflix, Popcornflix Kids, Popcornflix Comedy, Espanolflix, Frightpix and Truli
- SVOD networks through Pivotshare

Offerings for advertising partners

- Scale enables advertisers to reach broad audience
- Over 26 million registered users enables unique targeting for advertisers
- Serves billions of ad impressions for advertisers and agencies

Robust content library

- Access to library assets from Sony Pictures Television, CSS Entertainment's original programs and Screen Media Ventures
- 90+ content partners
- Includes Crackle Original programming

Growth strategy

- Continued aggressive rollup of AVOD networks
- Niche rollout of SVOD networks using Pivotshare technology

SONY PICTURES TELEVISION | CRACKLE | Chicken Soup for the Soul Entertainment | popcornflix | Pivotshare | popcornflix kids | FRIGHTPIX | truli